SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑      Preliminary Proxy Statement
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☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

EntreMed, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ENTREMED, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 15, 2006
TO OUR STOCKHOLDERS:
     Notice is hereby given that the Annual Meeting of the Stockholders of EntreMed, Inc. (the “Company”) will be held on June 15, 2006, at 10:00 a.m.. local time, at the University of Maryland, Shady Grove Campus, 9630 Gudelsky Drive, Building II, Rockville, Maryland 20850 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:
1.	To elect two directors to a term of three years, or until their successors have been elected and qualified;

2.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, $.01 par value, from 120,000,000 shares to 170,000,000 shares;

3.	To approve amendments to the Company’s 2001 Long-term Incentive Plan increasing from 6,250,000 to 7,250,000 the number of shares of Common Stock reserved for issuance and modify the limit on individual awards,

4.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

5.	To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.
     The Board of Directors has fixed April 28, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
     You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors, Michael M. Tarnow Chairman of the Board

May 2, 2006

ENTREMED, INC.
9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held June 15, 2006
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the University of Maryland, Shady Grove Campus, 9630 Gudelsky Drive, Building II, Rockville, Maryland 20850 on June 15, 2006, at 10:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.
     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors”, the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation, the approval of the amendment to the 2001 Long-Term Incentive Plan (the “2001 Plan”), and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.
     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is May 12, 2006.
     Your vote is important. Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

Common Questions Regarding Proxies
Q: Why am I receiving this Proxy Statement and proxy card?
A: You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.
     When you sign the proxy card, you appoint Michael M. Tarnow and James D. Johnson, Ph.D. as your representatives at the meeting. Mr. Tarnow and Dr. Johnson will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. You can always decide to vote in person.
Q: What is the record date?
A: The record date is April 28, 2006. Only holders of Common Stock and the Series A Convertible Preferred Stock (which votes on an as-converted basis with the Common Stock) of record as of the close of business on this date will be entitled to vote at the Annual Meeting.
Q: How many shares are outstanding?
A: As of the record date, the Company had 74,051,323 shares of Common Stock outstanding.
     In addition, as discussed in greater detail in the Proxy Statement, Celgene Corporation owns 3,350,000 shares of our Series A Convertible Preferred Stock (the “Convertible Preferred Stock”). Celgene has the right to vote its convertible Preferred Stock with the Common Stock on an “as converted” basis, currently 16,750,000 shares. Celgene Corporation also holds 7,000,000 shares of Common Stock acquired through the exercise of warrants and acquired 864,864 shares in February 2006 pursuant to a financing transaction. This means that at the Annual Meeting, Celgene will be allowed to vote as if it owned 24,614,864 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents 24.95% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote may affect the outcome on each proposal.
Q: What am I voting on?
A: You are being asked to vote on the election of two directors to the terms described in the Proxy Statement, the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock; the approval of amendments to the Company’s 2001 Long-Term Incentive Plan; and the ratification of Ernst & Young LLP as the independent auditors of the Company.
Q: What is the nature of the amendment to the Certificate of Incorporation?
A: We are asking you to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would increase the number of shares of Common Stock that the

Company is authorized to issue from 120,000,000 shares to 170,000,000 shares. If approved by the Company’s stockholders, the amendment will increase the Company’s total authorized capital stock from 125,000,000 shares to 175,000,000 shares. No change is proposed to our authorized preferred stock.
Q: How do I vote?
A: You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical shares certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.
Q: What does it mean if I receive more than one proxy card?
A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.
Q: How many votes do you need to hold the meeting?
A: A majority of the Company’s outstanding shares of Common Stock (on an as-converted basis) as of the record date must be present at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.
Q: What if I abstain from voting?
A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the vote for directors, but will count as a vote against the proposed amendment to the Certificate of Incorporation, the changes to the 2001 Long-Term Incentive Plan and the ratification of the Company’s independent auditors.
Q: What if I don’t provide voting instructions to my broker?
A: If your shares are held in street name and you do not provide voting instructions to your broker, then your shares will not be voted on the proposed amendments to the Certificate of Incorporation. Such “broker non-votes” will have the same effect as a vote against this proposal.
Q: How many votes must the nominees have to be elected?
A: In order for a director to be elected, he or she must receive the affirmative vote of a plurality of the shares voted. In other words, the three nominees to receive the greatest number of votes cast will be elected.

Q: How are votes counted?
A: Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.
Q: Where can I find the voting results of the Annual Meeting?
A: We will announce the voting results at the Annual Meeting. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 2006. We will file that report with the Securities and Exchange Commission (“SEC”), and you can get a copy:
•	by contacting EntreMed corporate offices via phone at (240) 864-2600; or by email at ginnyd@entremed.com;

•	through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room.

VOTING SECURITIES
     Holders of record of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and of the Company’s Series A convertible preferred stock, $1.00 par value per share (the “Convertible Preferred Stock”) as of the close of business on April 28, 2006 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 74,051,323 shares of Common Stock and 3,350,000 shares of Convertible Preferred Stock convertible into 16,750,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. Each outstanding share of Convertible Preferred Stock is entitled to one vote for each share of Common Stock into which the Convertible Preferred Stock is convertible, currently five. A majority of the outstanding shares of Common Stock, assuming the conversion of the Convertible Preferred Stock (together, other than in the discussion of Proposal 3, the “Shares”), entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.
     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors.
     The affirmative vote of a majority of the Shares outstanding and entitled to vote on the matter is necessary to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation. Therefore, abstentions and broker non-votes, as well as the failure to vote (including a failure to return a signed proxy card) will have the same effect as a vote against this proposal.
     The affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to approve the amendment to the 2001 Plan and to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company. Thus, an abstention from voting on either of these proposals will have the same legal effect as a vote “against” the proposal, even though the stockholder may interpret such action differently. Broker non-votes will not be counted for any purpose in determining whether these proposals have been approved and will not affect the outcome of the vote on these proposals.
     Celgene Corporation owns all of the 3,350,000 outstanding shares of our Convertible Preferred Stock. The terms of the Convertible Preferred Stock provide that the holders of the Convertible Preferred Stock have the right to one vote for each share of Common Stock into which such shares of Convertible Preferred Stock could then be converted. Celgene Corporation also acquired 7,000,000 shares of Common Stock through the exercise of warrants and acquired 864,864 shares in February 2006 pursuant to a financing transaction. This means that at the Annual Meeting, Celgene will be permitted to vote as if it owned 24,614,864 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents 24.95% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote may affect the outcome on each proposal.

     The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS
     The following table sets forth, as of April 23, 2006, certain information concerning stock ownership of all persons known by us to own beneficially more than 5% of our Common Stock, $.01 par value per share, as well as each director or director nominee, each executive officer named under “Executive Compensation and Other Matters” and all of our directors and executive officers as a group.

	Amount and Nature of
Name of Beneficial Owner (1)	Beneficial Ownership(1)		Percentage of Class
Michael M. Tarnow	364,191	(2)	*
Donald S. Brooks	219,334	(2)	*
James S. Burns	490,000	(2)	*
Dwight L. Bush	96,691	(2)	*
Ronald Cape	104,191	(2)	*
Marc G. Corrado, J.D.	57,500	(2)	*
Jennie C. Hunter-Cevera, Ph.D.	159,191	(2)	*
James D. Johnson Ph.D, J.D.	385,250	(2)	*
Peter S. Knight	204,191	(2)	*
Mark C. M. Randall	270,525	(2)	*
Dane R. Saglio	198,000	(2)	*
Carolyn F. Sidor	185,733	(2)	*
All executive officers and	2,734,797	(2)	3.57%
directors as a group (13 persons)
More Than 5% Beneficial Owners
Celgene Corporation	24,614,864	(3)	24.95%
7 Powder Horn Drive Warren, N.J. 07059

*	Less than 1%

(1)	Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2)	Includes shares issuable upon exercise of options and warrants which are exercisable within 60 days in the following amounts: Mr. Tarnow, 340,000; Mr. Brooks, 219,334; Mr. Burns, 425,000; Mr. Bush, 72,500; Dr. Cape, 80,000; Mr. Corrado, 57,500; Dr. Hunter-Cevera, 135,000; Mr. Johnson, 385,250; Mr. Knight, 180,000; Mr. Randall, 246,334; Mr. Saglio, 195,700; Dr. Sidor, 185,733; and all officers and directors as a group, 2,522,351.

(3)	Includes 3,350,000 shares of the Company’s Series A convertible preferred stock convertible into 16,750,000 shares of common stock.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Company’s Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting, the annual meeting of stockholders to be held in 2007 and the annual meeting of stockholders to be held in 2008. At the Annual Meeting, two directors will be elected by the stockholders to serve a three-year term. The Board recommends that the persons named below be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election as directors of the two persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.
     Each of the two nominees currently serves as a director of the Company. Both nominees have consented to being named in this Proxy Statement and to serve if elected.
     The Board of Directors has determined that Messrs. Cape, Bush, Knight and Randall and Dr. Hunter-Cevera, constituting a majority of the Board members, are “independent directors” as that term is defined in Nasdaq listing standards. Although the Board has decided not to designate Mr. Tarnow as an “independent director” at this time, it intends to re-evaluate its determination on an annual basis.
     The following sets forth the names and ages as of April 23, 2006 of the two nominees for election to the Board of Directors, as well as the directors whose terms will continue after the Annual Meeting, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

Name	Age	Position	Director Since

Michael M. Tarnow	61	Chairman of the Board of Directors	2003
Ronald Cape (2)(3)	74	Director	2003
Donald S. Brooks	70	Director	1996
James S. Burns	59	Director/President and CEO	2004
Dwight L. Bush (1) (6)	49	Director	2003
Jennie C. Hunter-Cevera	58	Director	2001
Peter S. Knight (2) (4)	55	Director	2000
Mark C. M. Randall (1)(5)	43	Director	1996

(1)	Member of Audit Committee (2) Member of Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Chairman of Audit Committee

(5)	Chairman of the Compensation Committee

(6)	Chairman of the Nominating and Corporate Governance Committee

Nominees for Terms Expiring in 2009
     Michael M. Tarnow was appointed chairman of our Board in February 2003. Since 1995, Mr. Tarnow has been an advisor to and member of the boards of directors of several healthcare-related organizations in the U.S., Canada and Europe, including publicly traded companies Axcan Pharma, Inc. and MediGene AG. He also serves on the Boards of the University of Illinois College of Law, Massachusetts College of Art Foundation and the Food Drug Law Institute. From 1995-2000, he was President and CEO of Boston-based Creative BioMolecules, Inc. Prior to 1995, he spent 22 years at Merck & Co., Inc., where he served in a wide variety of positions including heading corporate development, President and CEO of Merck Frosst Canada and Executive Vice President of Merck-Medco. Mr. Tarnow received his J.D. from the University of Illinois and his bachelor’s degree from Wayne State University.
     Ronald Cape, Ph.D. has been a director of the Company since 2003. He is the founder of Ronald Cape Investment Management, LLC, a consulting firm and was the co-founder of Cetus Corporation, a genetic engineering company, where he was Chairman of the Board of Directors for 20 years until the company merged with Chiron Corporation in 1991. He was also a founding member of the Industrial Biotechnology Association (now the Biotechnology Industry Organization — BIO) and served as its President for three years. Since 199l Dr. Cape has been an investor in the field of biotechnology and a board member of many companies. He was the founding Chairman of Darwin Molecular Corporation, which was later sold to Chiroscience plc., and is Chairman and a Director of Caprion, Inc. and Neugenesis Corporation. He is also a Director of Neurobiological Technologies, Inc., Cellicon Biotechnologies, Inc., Ionian Technologies, Inc., Planet Biotechnology, Inc. and PureTech Ventures, LLC.
Continuing Directors for Terms Expiring in 2008
     Mark C. M. Randall has been a director of the Company since April 1996. He has been CEO of Commander Asset Management Ltd. since May 2002. Prior to this appointment he was associated with Sarasin International Securities Limited, London, England, a wholly owned subsidiary of Bank Sarasin and Cie, a private bank based in Switzerland, where he was a Director since 1994 and Managing Director since 1999. Mr. Randall also serves as Chairman of Acorn Alternative Strategies (Overseas) Ltd., an investment fund company.
     Jennie C. Hunter-Cevera has been a director of the Company since June 2001. Dr. Hunter-Cevera is the President of the University of Maryland Biotechnology Institute. Prior to joining the University of Maryland in October 1999, Dr. Hunter-Cevera had been the head of the Center for Environmental Biotechnology at Lawrence Berkeley National Laboratory between November 1994 and October 1999, Director of Fermentation, Research and Development at Cetus Corporation and a scientist at E.R. Squibb and Company. She was co-founder of The Biotic Network and Blue Sky Laboratories in Sonora, CA. Dr. Hunter-Cevera was elected to the American Academy of Microbiology in 1995, the recipient of the 1996 SIM Charles Porter Award, elected as a SIM Fellow in 1997 and the 1999 Nath Lecturer at West Virginia University. She is the 2004 recipient of the ASM Porter Award for achievement in biodiversity research.
     James S. Burns has been President and Chief Executive Officer of EntreMed, Inc. since June 2004 and a director since September 2004. From 2001-2003, Mr. Burns was a co-founder and served as President and as Executive Vice President of MedPointe, Inc., a specialty pharmaceutical company that develops, markets and sells branded prescription pharmaceuticals. From 2000-2001, he served as a founder and Managing Director of MedPointe Capital Partners, a private equity firm that led a leveraged buyout to form MedPointe Pharmaceuticals. Previously, Mr. Burns was a founder, Chairman, President and CEO of Osiris Therapeutics, Inc., a biotech company developing therapeutic stem cell products for the regeneration of damaged or diseased tissue. He has also been Vice Chairman of HealthCare Investment Corporation and a founding General Partner of Healthcare Ventures L.P., a venture capital partnership specializing in forming companies built around new pharmaceutical and biotechnology products; Group President at Becton Dickinson and Company, a multidivisional biomedical products company; and was Vice President and Partner at Booz Allen & Hamilton, Inc., a multinational consulting firm. Mr. Burns is Chairman of the Executive Committee of the American Type Culture Collection (ATCC), a Director of Symmetry Medical, Inc., and a Director of Ciphergen Biosystems, Inc. He earned his BS and MS degrees in biological sciences from the University of Illinois and an MBA degree from DePaul University.
Continuing Directors for Terms Expiring in 2007
     Donald S. Brooks has been one of EntreMed’s directors since April 1996 and was Vice President, Legal Affairs from 1998 until August 2001. Between 1993 and 1998, Mr. Brooks was a practicing attorney with the law firm of Carella Byrne Bain Gilfillan Cecchi Stewart and Olstein, Roseland, New Jersey. Prior thereto, Mr. Brooks was employed by Merck and Co., Inc. for 27 years, most recently, from 1986 to 1993, as Senior Counsel. From 1980 to 1985, Mr. Brooks served as a U.S. employer delegate to the Chemical Industries Committee, International Labor Organization in Geneva, Switzerland. He currently serves as a member of the Board of Directors of BioDiem, Ltd., an Australian biotechnology company. In addition, he recently served as a Board member of Xenon Pharmaceuticals, Inc., a Canadian biotechnology firm, and currently acts as a consultant to that company.
     Dwight L. Bush has been a director of the Company since June 2004. Mr. Bush has been a principal of Stuart Mill Capital, LLC, an Arlington, Virginia-based investment firm, since 1997. Since 2004, Mr. Bush has served as Vice Chairman of Enhanced Capital partners, LLC. From 1999 until 2002, Mr. Bush also served as Vice President and Chief Financial Officer of Sato Travel Holdings, Inc. Prior to that, from 1994 through 1997, Mr. Bush was Vice President-Corporate Development of Sallie Mae Corporation, a $60 billion financial service corporation and the nation’s leading provider of education credit. Mr. Bush joined Sallie Mae after a successful 15-year career at the Chase Manhattan Bank, where he began his professional career in 1979. His tenure at Chase included international corporate banking assignments in Latin America, Asia and the Middle East, and corporate finance and project finance in New York and Washington, D.C. Mr. Bush serves on the governing boards of several organizations involved in industry, education and the arts, including Cornell University, The Vaccine Fund, ICBC Broadcast Holdings, Inc, and The National Symphony Orchestra. Mr. Bush earned his bachelor’s degree from Cornell University, College of Arts and Sciences.
     Peter S. Knight has been a Director of the Company since June 2000. Mr. Knight has been President of Generation Investment Management US, a London-based asset management company, since August 2004. From 2001 — 2003 he was a Managing Director of MetWest

Financial. From 1977 to 1989, Mr. Knight served as Chief of Staff to Al Gore when Mr. Gore was a member of the U.S. House of Representatives and later the U.S. Senate. Mr. Knight also served as the General Counsel of Medicis Pharmaceutical from 1989 to 1991. In 1991 Mr. Knight helped established the law firm of Wunder, Knight, which represented numerous Fortune 500 companies. He practiced with this firm as a partner until 1999. Mr. Knight has held senior positions on the last four presidential campaigns, including serving as the campaign manager for the successful 1996 re-election of President Clinton. Mr. Knight currently serves as a director of Medicis Pharmaceutical Corp. and Pharmaceutical Resources, Inc. He is also a director of Schroders’ mutual fund and hedge fund family, a member of the Cornell University Council and the Cornell University College of Arts and Sciences Advisory Council. He holds a B.A. degree from Cornell University and a J.D. degree from Georgetown University Law Center.
The Board of Directors recommends a vote FOR the election of the nominated directors, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.
Board of Directors and Board Meetings
     The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2005 (“fiscal 2005”). Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members.
     The Company encourages but does not require Board members to attend the Company’s annual meeting of shareholders. Seven of the Company’s current directors attended the annual meeting of shareholders in 2005.
     Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 9640 Medical Center Drive, Rockville, MD 20850, ATTN: Associate Director, Corporate Communications & Investor Relations (Ginny Dunn — ginnyd@entremed.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder. The Associate Director, Corporate Communications & Investor Relations will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.
Celgene’s Rights with Respect to the Board of Directors
     Pursuant to the Securities Purchase Agreement pursuant to which Celgene Corporation purchased its shares of our Convertible Preferred Stock, Celgene has the right to appoint up to two directors to our Board of Directors. If no Celgene designee is sitting on the Board, however, Celgene may appoint an observer to participate in Board meetings, although the observer does not vote. Celgene has not designated any directors to sit on our Board, but it has designated an observer who attends Board of Directors’ meetings.
Committees of the Board of Directors
     The Board of Directors has three standing committees. These are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
     Audit Committee
     The primary purpose of the Audit Committee is to oversee (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee held five meetings during fiscal 2005.
     The Company’s independent auditors are ultimately accountable to the Audit Committee in its capacity as a committee of the Board. The Audit Committee has sole authority and responsibility to appoint, compensate, oversee, evaluate, and, where appropriate, replace the Company’s independent auditors. In addition, the Audit Committee must approve any audit and permitted non-audit services to be provided by the Company’s independent auditors.
     The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Charter is available on our website at www.entremed.com. All members of the Audit Committee are “independent” as defined by Nasdaq listing standards.
     The Board of Directors has determined that Mr. Bush is an “audit committee financial expert” as defined in rules and regulations of the Securities and Exchange Commission (“SEC”).
     Compensation Committee
     The Compensation Committee develops and recommends to the Board of Directors the compensation and benefits of the Chief Executive Officer and all officers (Vice Presidents and above) of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company’s stock option plans. All members of the Compensation Committee are “independent” as defined in Nasdaq listing standards. The Compensation Committee held two meetings during fiscal 2005.
     Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of director nominees to be elected at the Company’s annual meetings of stockholders, recommending to the Board persons to fill vacancies on the Board and the members of all standing Board committees, and making other determinations relating to the Board and appropriate standards for its members. The Board has adopted a Charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at www.entremed.com. During 2005 the Nominating and Corporate Governance Committee consisted of Mr. Bush and Dr. Cape. All members of the Nominating and Corporate Governance

Committee are “independent” as defined in Nasdaq listing standards. The Nominating and Corporate Governance Committee held one meeting during fiscal 2005.
     The Nominating and Corporate Governance Committee identifies potential nominees from various sources, including personal contacts and the recommendations of current directors and executive officers. In the past the Company has used third party consultants to assist in identifying and evaluating potential nominees and the Nominating and Corporate Governance Committee may do so in the future.
     The Nominating and Corporate Governance Committee will consider nominees for director recommended by a stockholder. Stockholders who wish to recommend a director nominee for consideration by the Nominating and Corporate Governance Committee should submit a nomination in accordance with the procedures outlined in the Company’s Bylaws, if any, or other procedures adopted by the Nominating and Corporate Governance Committee. Currently, the Committee’s procedures require stockholders to provide written notice of a proposed nominee to the Secretary of the Company not later than 90 days before the date of the annual meeting of stockholders. Such notice must include all information relating to such proposed nominee that would be required to be disclosed in solicitations of proxies for the election of directors, including such proposed nominee’s: (i) name, age and business or home address; (ii) business experience, including principal occupation or employment; and (iii) beneficial ownership of Company securities, including class and the number of shares. The nomination should also include the name and home or business address of the stockholder making such recommendation, the number of shares beneficially owned by such person and the manner in which such shares are held (i.e. directly or in street name). Any such recommendation must also be accompanied by a written consent of the proposed nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.
     The Nominating and Corporate Governance Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Company’s directors to possess. In evaluating potential director candidates, the Committee may take into account all factors and criteria it considers appropriate, which shall include, among others:
•	Whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness;
•	The director/potential director’s educational, business or scientific experience and other directorship experience;
•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience;
•	Whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;
•	Whether the director/potential director meets the independence requirements of Nasdaq listing standards; and

•	Whether the director/potential director is free from conflicts of interest with the Company.
There are no differences in the manner in which the Committee evaluates potential director nominees based on whether the potential nominee was recommended by a stockholder or through any other source.
Compensation of Directors
     Upon joining the Board of Directors, each new non-employee director is granted an option, vesting over three years, to purchase 50,000 shares of Common Stock. Continuing directors receive an option to purchase 30,000 shares of Common Stock as of the date of the annual meeting of stockholders, 25% of which is exercisable immediately and 25% of which become exercisable each year over the next three years. Chairpersons of Board committees receive an option to purchase an additional 5,000 shares of Common Stock as of the date of the annual meeting, 25% of which is exercisable immediately and 25% of which become exercisable each year over the next three years. Non-employee directors also receive an annual retainer fee of $25,000 that is payable solely in restricted stock.
     Pursuant to a Board Service Agreement between the Company’s Chairman, Michael M. Tarnow, and the Company dated February 5, 2003, Mr. Tarnow is paid $5,000 per month for his services as Chairman. He also received an option to purchase 250,000 shares of Common Stock, 25% of which were exercisable immediately and 25% of which become exercisable each year over the next three years. Mr. Tarnow is also reimbursed for expenses in connection with his service as Chairman, including travel to and from Board meetings, and participates in all other Board compensation programs, including the receipt of the annual option grants granted to all directors of the Company. See also “Certain Transactions.”

PROPOSAL 2
PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
     The Board of Directors believes that it would be in the best interest of the Company and its stockholders to amend the Company’s Certificate of Incorporation to increase the number of shares of Common Stock that the Company may issue from the 120,000,000 shares presently authorized to 170,000,000 shares, increasing the total authorized capital stock of the Company from 125,000,000 shares to 175,000,000 shares. On March 31, 2006, there were 74,051,323 shares of Common Stock and 3,350,000 shares of Convertible Preferred Stock, which are convertible into 16,750,000 shares of Common Stock, issued and outstanding. In addition, approximately 20,427,810 shares of Common Stock have been reserved for issuance upon the conversion of outstanding warrants and pursuant to issuance under the Company’s 1992 Stock Incentive Plan, 1996 Stock Incentive Plan, 1999 Long-Term Incentive Plan and 2001 Long-Term Incentive Plan. We are not proposing an increase in the number of shares of preferred stock, $1.00 par value per share (the “Preferred Stock”), that is currently authorized under the Company’s Certificate of Incorporation.
     Under the terms of our Amended and Restated Certificate of Incorporation, the Board of Directors is authorized to issue shares of Common Stock and Preferred Stock to such persons and for such consideration as it may determine without further action by the stockholders, except as stockholder action may be required by law, contractual arrangement or the rules of the NASD. The issuance of the additional shares of Common Stock that would be authorized by the proposed amendment also would be determined by the Board of Directors in its discretion.
     The purpose of increasing the number of authorized shares of Common Stock is to provide additional shares that could be used for proper corporate purposes, including and without limitation: convertible debt financings, equity financings, acquisitions of other businesses or properties, strategic collaborations, employee equity incentives and the facilitation of future stock dividends and stock splits. Any such issuances could also be used to discourage, or have the effect of discouraging, an attempt to acquire control of the Company, whether or not such a change in control transaction was favored by the majority of the stockholders, and could enhance the ability of officers and directors to retain their positions. For example, Common Stock could be issued to persons, firms or entities known to be friendly to management.
     Although the Board of Directors could authorize the issuance of additional shares of Common Stock based on its judgment as to the best interest of the Company and its stockholders, the issuance of additional shares may decrease the proportionate holdings of existing stockholders and could have the effect of diluting the voting power per share, thereby, depending on the price of issuance, dilute the value of existing stockholders’ shares.
     The Board of Directors recommends a vote FOR the approval of the amendment to the Certificate of Incorporation, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

PROPOSAL 3
APPROVAL OF AMENDMENTS TO THE COMPANY’S 2001 LONG-TERM INCENTIVE PLAN, AS AMENDED
General
     The Board has approved an amendment to the 2001 Plan, subject to stockholder approval, to increase the maximum aggregate number of shares authorized for issuance under the 2001 Plan from 6,250,000 shares to 7,250,000 shares.
     The Board adopted the amendment to increase the number of shares authorized for issuance under the 2001 Plan to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and a committee or committees appointed by the Board to administer the 2001 Plan. Management and the Board believe that the use of stock-based compensation is important to the Company to recruit and retain qualified persons.
     In addition, the Board has approved an amendment to Section 4(b) of the 2001 Plan to modify the limit on the maximum numbers of shares of common stock that may be granted to any one individual. Currently, the 2001 Plan provides that the maximum number of shares of common stock subject to awards that may be granted during any three consecutive calendar years to any one individual is restricted to 750,000.
     In light of changes in the Company’s capitalization over the years, competition in the market for senior executive talent, and the Board’s desire to ensure that senior management has a significant equity stake in the Company, the Board believes that it should have additional flexibility to make larger stock-based awards in appropriate circumstances. Accordingly, the Board has adopted an amendment to the 2001 Plan, subject to stockholder approval, to modify Section 4(b) of the 2001 Plan so that the maximum number of shares of common stock subject to awards that may be granted during any calendar year to any one individual will not exceed 250,000 shares of common stock. This modification will be effective upon approval by the stockholders nd the prior three-year maximum limitation on awards will no longer apply.
     In addition to the amendments described above, the Board also has approved additional amendments to the 2001 Plan in light of certain changes to the Internal Revenue Code.
Description of the 2001 Plan
     The following summary of the material features of the 2001 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is available by writing the Company, Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2001 Plan.

Eligibility
     The 2001 Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing to all persons who are at the time of the grant of an award employees (including persons who may become employees), officers, directors, or consultants of the Company, or of any Affiliate of the Company, as may be selected from time to time. Only employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options. As of April 12, 2006, 47 employees and officers and 7 directors of the Company are eligible to receive grants under the 2001 Plan. The number of consultants to the Company eligible to receive grants under the 2001 Plan is not determinable.
Administration
     The 2001 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the “Administrator”). The Administrator has all the powers vested in it by the terms of the 2001 Plan, including the authority to determine eligibility, grant awards, prescribe Grant Agreements evidencing such awards, establish programs for granting awards, determine whether a stock option shall be an incentive stock option or a nonqualified stock option, determine any exceptions to nontransferability, establish any Performance Goals applicable to Awards, determine the period during which Awards may be exercised and the period during which Awards shall be subject to restrictions, and otherwise administer the 2001 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may delegate to the Chief Executive Officer of the Company the power to administer the 2001 Plan and to exercise the full authority of the Administrator with respect to awards granted to specified Participants or groups of Participants.
Shares Available For The Plan
     If the stockholders approve the increase in the aggregate number of Shares authorized for issuance under the 2001 Plan, a maximum of 7,250,000 Shares will be available for grants and Awards, an increase of 1,000,000 shares.
     At April 23, 2006, approximately 589,536 Shares (excluding any Shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grants under the 2001 Plan.
     If an Award expires or terminates unexercised or is forfeited, or if any Shares are surrendered to the Company in connection with an Award, the Shares subject to such Award and the surrendered Shares will become available for further Awards under the 2001 Plan. The number of Shares subject to the 2001 Plan (and the number of Shares and terms of any Award) may be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of Shares and the like.

     A maximum of 250,000 such Shares may be granted to an individual during any calendar year period.
Stock Options
     The 2001 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”). Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2001 Plan would entitle the grantee, upon exercise, to purchase a specified number of Shares from the Company at a specified exercise price per Share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. Additionally, the exercise price per Share and manner of payment for Shares purchased pursuant to options are determined by the Administrator and, in the case of nonqualified stock options, options must have an exercise price at least equal to the par value of the Common Stock.
     Incentive stock options must comply with Section 422 of the Code. Incentive stock options, thus, must have an exercise price at least equal to Fair Market Value of stock underlying the option on the date of grant. Additionally, no incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2001 Plan, the aggregate Fair Market Value, determined at the time of the grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.
Other Awards
     In addition to stock options, the 2001 Plan authorizes the grant of restricted stock, stock appreciation rights, stock awards, phantom stock and performance awards. To date, the Company has issued only options and restricted stock awards under the 2001 Plan. The Company does not currently expect to issue any other type of Awards under the 2001 Plan.
     Subject to the terms of a particular grant, the exercise of a stock appreciation right under the 2001 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of Shares on the date of exercise over the base price per Share specified in the Grant Agreement. The 2001 Plan also authorizes the grant of restricted and unrestricted stock awards on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.
     In addition, the 2001 Plan authorizes the grant of phantom stock in the form of awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An award of phantom stock may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.
     Finally, the 2001 Plan authorizes the grant of performance awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.
Performance Goals
     In its discretion, the Administrator may condition the grant, vesting or payment of Awards under the Plan on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.
Transferability
     Except as otherwise determined by the Administrator or provided in a Grant Agreement, Awards granted under the 2001 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p). Unless otherwise determined by the Administrator, Awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee’s guardian or legal representative.
Amendment and Termination
     The Board of Directors may amend, alter or terminate the 2001 Plan, or any portion thereof, at any time. No award may be granted under the 2001 Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all awards made under the 2001 Plan prior to the termination of the 2001 Plan will remain in effect until those awards have been satisfied or terminated.
Summary of Certain Federal Income Tax Consequences
     General
     The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, stock awards, phantom stock, and performance awards granted under the 2001 Plan. The rules governing the tax treatment of awards and the receipt of Shares and/or cash in connection with such awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.
     Incentive Stock Options
     In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below. The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not met, however, the grantee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss.
     Nonqualified Stock Options, Stock Appreciation Rights, Phantom Stock, and Performance Awards
     A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, or on the award of phantom stock or a performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of phantom stock or a performance award on the date of payment of such award in cash or Shares. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the Fair Market Value of any Shares received on exercise, and (c) in the case of an award of phantom stock or a performance award, the amount of cash and the Fair Market Value of any Shares received. In all three instances, ordinary income also includes the amount of any taxes withheld upon payment of the award.
     Restricted Stock
     Shares of restricted stock awarded under the 2001 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Shares on such date over the amount, if any, paid for such Shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the date of award over the amount, if any, paid for such

Shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.
     Unrestricted Stock
     In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted Shares to the grantee equal to the excess, if any, of the Fair Market Value of such Shares on such date over the amount, if any, paid for such Shares.
     Gain or Loss On Sale or Exchange of 2001 Plan Shares
     In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2001 Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.
     Deductibility By Company
     The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, a stock award, phantom stock, or a performance award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.
     Parachute Payments
     Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Administrator, in its discretion, grants awards, the exercise date, vesting or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date, vesting or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.
     Performance-Based Compensation
     Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2001 Plan has been designed to allow the Administrator to make awards under the 2001 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

     Tax Rules Affecting Nonqualified Deferred Compensation Plans
     Awards under the 2001 Plan may be subject to federal income tax rules under Section 409A of the Code that apply to “nonqualified deferred compensation plans.” Failure to comply with the new rules or qualify for an exemption in respect of an Award could result in significant adverse tax results to the grantee of such Award, including immediate taxation of the Award upon vesting (and immediate taxation upon vesting of the grantee’s other Awards under the 2001 Plan and awards under certain other plans), a penalty tax of 20 percent of the amount of income so recognized, plus a special interest payment. The 2001 Plan is designed to allow the grant of Awards which are intended to comply with the Section 409A rules or qualify for an exemption therefrom. The Section 409A rules (and the exemptions therefrom), however, are complex and in many respects are unclear and subject to interpretation.
New Plan Benefits
     The Compensation Committee has approved an award of an option covering            shares of common stock at an exercise price equal to the Fair Market Value of a share the common stock on the day of stockholder approval to the Company’s President and CEO. Any future awards under the 2001 Plan will depend on decisions of the Compensation Committee or the Administrator, as applicable.
Options under Employee Benefit Plans
     The following table discloses certain information about the options issued and available for issuance under all outstanding Company option plans, as of December 31, 2005.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflecting in column (a)]
Equity compensation plans approved by security holders	7,962,017	$9.04	631,176
Equity compensation plans not approved by security holders	147,295	$4.20	0
Total	8,109,312	$8.95	631,176

     Warrants issued under the unauthorized plans represent compensation for consulting services rendered by the holders.
     The Board of Directors recommends a vote for the approval of the amendment to the Company’s 2001 Plan, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

PROPOSAL 4
RATIFICATION
OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS
     The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2006 (“fiscal 2006”). Ernst & Young LLP have been the Company’s auditors for the past fiscal year and have no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
The following information discloses the fees we paid to our auditors during fiscal years 2005 and 2004.
Audit Fees
     The Company incurred from Ernst & Young audit fees of $175,000 in fiscal 2005 and $172,000 in fiscal 2004 for audit fees, covering professional services rendered for (1) the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and 2003 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2005 and 2004.
     The Company incurred from Ernst & Young audit fees of $130,000 in fiscal 2005 and $128,500 in fiscal 2004 for fees related to the auditor’s review of the internal control over financial reporting, including their attestation report.
     The Company incurred from Ernst & Young audit fees of $25,000 in fiscal 2005 and 2004 for fees related to SEC filings and issuances of consents.
Audit-Related Fees
     The Company did not incur any audit-related fees in fiscal 2005 or in fiscal 2004.
Tax Fees
     The Company incurred from Ernst & Young tax fees of $17,500 in fiscal 2005 and $14,500 in fiscal 2004, for tax compliance services, including preparation of tax returns.
All Other Fees
     The Company did not incur any other fees from Ernst & Young in fiscal 2005 or in fiscal 2004.
     The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s auditors for fiscal 2006.

REPORT OF THE AUDIT COMMITTEE
     The Board of Directors of the Company has appointed an Audit Committee composed of 3 directors, each of whom is independent under Nasdaq listing standards, as applicable and as may be modified or supplemented.
     The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is available on our website at www.entremed.com. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.
     The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Ernst & Young LLP, the Company’s independent auditors for 2005.
     The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61.
     The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young’s independence with Ernst & Young, and has considered the compatibility of non-audit services with the auditor’s independence.
     Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission (the “SEC”).
By the Audit Committee:
Peter S. Knight, Chairman
Mark C.M. Randall
Dwight L. Bush

EXECUTIVE COMPENSATION AND OTHER MATTERS
The following summary compensation table sets forth the aggregate compensation paid or accrued by us to executive officers whose annual compensation exceeded $100,000 for fiscal 2004 (collectively, the “named executive officers”) for services during the fiscal years ended December 31, 2005, 2004 and 2003 .
SUMMARY COMPENSATION TABLE

					LONG TERM
					COMPENSATION
					AWARDS
					SECURITIES
					UNDERLYING
		ANNUAL		BONUS	OPTIONS/SARS	ALL OTHER
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)		($)	(#)	COMPENSATION
James S. Burns	2005	372,000		160,000	0	10,579	(1)
President and Chief Executive Officer	2004	195,000	(4)	80,000	600,000	4,125
Dane R. Saglio	2005	220,000		55,000	40,000	13,525	(1)
Chief Financial Officer	2004	200,000		50,000	75,000	12,748
	2003	190,212		50,000	75,000	9,681
Carolyn F. Sidor, M.D.	2005	240,000		65,000	40,000	10,279	(1)
Vice President and	2004	234,500		50,000	100,000	1,365
Chief Medical Officer	2003	226,600		22,600	50,000	288
James D. Johnson, Ph.D., J.D.	2005	10,800	(5)	0	0	40	(2)
Senior Vice President and General Counsel	2004	10,800		0	0	40
	2003	10,800		0	40,000	0
Marc G. Corrado, J.D.	2005	153,000	(6)	40,375	25,000	47,513	(3)
Vice President, Corporate Development

(1)	Consists of group health and life insurance premiums paid on behalf of such officer.

(2)	Consists of life insurance premiums paid on behalf of such officer.

(3)	Consists of group health and life insurance premiums in the amount of $7,889 and relocation costs of $39,624 paid on behalf of such officer.

(4)	Represents salary from June 15, 2004, date of hire.

(5)	In addition, the Company pays legal fees to a law firm of which Dr. Johnson is a partner for his services as Senior Vice President and General Counsel. Such firm also provides additional legal services to the Company.

(6)	Represents salary from March 1, 2005, date of hire.

     The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended December 31, 2005 to each of the named executive officers.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
	Number of	% of Total			Value at Assumed
	Securities	Options/SARS			Annual Rates of Stock
	Underlying	Granted	Exercise		Price Appreciation for
	Options/SAR	to Employees	or Base		Option Term (1)
	Granted	in Fiscal	Price	Expiration
Name	(#) (2)	Year	($/sh)	Date	5% ($)	10% ($)
Dane R. Saglio	40,000	10.53%	1.94	12/23/2015	48,802	123,674
Carolyn F. Sidor, M.D.	40,000	10.53%	1.94	12/23/2015	48,802	123,674
Marc G. Corrado, J.D.	100,000	26.34%	3.70	2/16/2015	232,691	589,685
	30,000	7.90%	1.94	12/23/2015	36,602	92,756

(1)	Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by SEC rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of our shares. The actual value realized upon exercise of the options to purchase our shares will depend on the fair market value of our shares on the date of exercise.

(2)	The options listed were granted under our 2001 Plan. 25% of such options were exercisable on the date of grant. 25% of the balance becomes exercisable on each anniversary date of the grant over the next three years. In the event of certain transactions, including those that may result in a change in control, as defined under the Company’s stock plans, unvested installments of options to purchase our shares may become immediately exercisable.
     The following table sets forth information concerning all option holdings for the fiscal year ended December 31, 2005 for each of the named executive officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values
	Number of Securities		Value of Unexercised
	Underlying Options/SARs at		In-the-Money Options/SARs
	Fiscal Year-End (#)		at Fiscal Year-End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James S. Burns	300,000	300,000	0	0
Dane R. Saglio	164,450	86,250	21,250	0
Carolyn F. Sidor, M.D.	184,733	86,250	43,949	6,250
James D. Johnson, Ph.D., J.D.	385,250	10,000	85,000	0
Marc G. Corrado, J.D.	57,500	72,500	0	0

(1)	Calculated by multiplying the number of unexercised options outstanding at December 31, 2005 by the difference between the fair market value of our shares at December 31, 2005 ($1.94) and the option exercise price.
Employment Contracts and Termination of Employment and Change-In-Control Arrangements
     On June 15, 2004, the Company entered into an employment agreement with James S. Burns, its President and Chief Executive Officer. The term of the employment agreement is for three years, subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend.
     The Agreement provides for an annualized minimum base salary of $360,000, with incentive compensation at a minimum of 40% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Mr. Burns stock options covering 500,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.
     During the first eighteen months of the term of the agreement, if the Company terminates Mr. Burns “without cause”, Mr. Burns will receive a severance benefit equal to 18 months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to 12 months. After the first 18 months of the Agreement, if the Company terminates Mr. Burns “without cause” or fails to extend the employment agreement, Mr. Burns will be entitled to the same severance benefits except that he will be entitled to a base salary equal to 12 months instead of 18 months. In addition, if Mr. Burns is terminated without cause anytime after the first year of the term of the agreement, all of his unexpired and unvested stock options will become vested on the effective date of such termination. Mr. Burns also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least sixty days prior written notice. Resignation for “good reason” will be deemed a termination without cause. In addition, if Mr. Burns’ employment is terminated upon disability or death, Mr. Burns or his estate will be entitled to receive a payment equal to 12 months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.
     The employment agreement imposes non-compete and confidentiality obligations on Mr. Burns following termination of employment.
     On July 1, 2004, the Company entered into an employment agreement with Dane Saglio, its Chief Financial Officer. The term of the employment agreement is for one year, and the agreement may be renewed for successive one-year periods upon mutual agreement by both parties.
     On May 20, 2005, the Company entered into a one-year extension of its employment agreement with Dane Saglio, our Chief Financial Officer. The one-year extension is for the period beginning July 1, 2005 through June 30, 2006. There were no other changes to the terms of Mr. Saglio’s employment agreement pursuant to the extension.

     The Agreement provides for an annualized minimum base salary of $200,000. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. Mr. Saglio is also entitled to incentive compensation as determined by the Company’s Board of Directors or a committee thereof.
     If the Company terminates Mr. Saglio “without cause”, Mr. Saglio will receive a severance benefit equal to 12 months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to 12 months. In addition, if Mr. Saglio is terminated without cause, all of his unexpired and unvested stock options will become vested on the effective date of such termination. Mr. Saglio also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least sixty days prior written notice. Resignation for “good reason” will be deemed a termination without cause. In addition, if Mr. Saglio’s employment is terminated upon disability or death, Mr. Saglio or his estate will be entitled to receive a payment equal to 12 months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.
     The employment agreement imposes non-compete and confidentiality obligations on Mr. Saglio following termination of employment.
     On December 1, 2004, the Company entered into an employment agreement with Dr. Carolyn F. Sidor, its Vice President and Chief Medical Officer. The term of the employment agreement is for one year, subject to automatic one-year extensions unless either party gives at least sixty days prior written notice not to extend.
     The Agreement provides for an annualized minimum base salary of $240,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Dr. Sidor stock options covering 50,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.
     If the Company terminates Dr. Sidor “without cause” or fails to extend the employment agreement, Dr. Sidor will be entitled to the same severance benefits except that she will be entitled to a base salary equal to six months instead of 12 months. Dr. Sidor also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least sixty days prior written notice. Resignation for “good reason” will be deemed a termination without cause. In addition, if Dr. Sidor’s employment is terminated upon disability or death, Dr. Sidor or her estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation she would have been entitled to for that year.
     The employment agreement imposes non-compete and confidentiality obligations on Dr. Sidor following termination of employment.
     In the event of certain transactions, including those that may result in a change in control, as defined under our Incentive Stock Option Plans, unvested installments of options to purchase our shares may become immediately exercisable.

     On May 20, 2005, the Company entered into an employment agreement with Marc G. Corrado, its Vice President, Corporate Development. The term of the employment agreement commenced on March 1, 2005 and continues for one year, subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.
     The Agreement provides for an annualized minimum base salary of $204,000, with incentive compensation targeted at 25% of base salary. The base salary will be reviewed at least annually in accordance with the Company’s customary practices for executives. In addition, the Company granted Mr. Corrado stock options covering 100,000 shares, vested as to 25% on the date of grant and vesting in 25% annual cumulative installments thereafter.
     The Agreement provides for reimbursement of certain relocation costs, including two house-hunting trips, lease termination penalties (estimated at $5,000), short-term living expenses for up to three months in the Washington, D.C. area, and up to $25,000 for other relocation expenses such as moving and storage of household goods and belongings.
     If the Company terminates Mr. Corrado “without cause”, Mr. Corrado will receive a severance benefit equal to six months of salary, payable in accordance with the Company’s customary pay practices, a pro-rata portion of any incentive compensation he would have been entitled to for that year, and continued insurance coverage for up to six months. Mr. Corrado also may resign at any time for “good reason,” as defined in the employment agreement, by providing at least thirty days prior written notice. Resignation for “good reason” will be deemed a termination without cause. In addition, if Mr. Corrado’s employment is terminated upon disability or death, Mr. Corrado or his estate will be entitled to receive a payment equal to six months salary plus a pro-rated amount of any incentive compensation he would have been entitled to for that year.
     The employment agreement imposes non-compete and confidentiality obligations on Mr. Corrado following termination of employment.
     In the event of certain transactions, including those that may result in a change in control, as defined under our Incentive Stock Option Plans, unvested installments of options to purchase our shares may become immediately exercisable.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.
     Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2005.

Code of Ethics
     The Company has adopted a Code of Ethics, as defined in applicable SEC and NASD rules, that applies to the Company’s directors, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer. The Code of Ethics is available on the Company’s website at www.entremed.com.
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
During 2005, the Compensation Committee was comprised of Messrs. Randall, Knight and Cape.
     It is the Committee’s responsibility to:
•	Make recommendations and report to the board of directors concerning matters of executive compensation;

•	Administer the Company’s executive incentive plans;

•	Review compensation plans, programs and policies; and

•	Monitor the performance and compensation of executive officers.
     The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee’s informal executive compensation philosophy (which applies generally to all Company management, including its executive officers) considers a number of factors, which may include:
•	Providing levels of compensation competitive with companies at a comparable stage of development and in the Company’s geographic area;

•	Integrating management’s compensation with the achievement of performance goals;

•	Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases; and

•	Recognizing and providing incentive for individual initiative and achievement.
     The compensation structure of the Company’s executive officers is based on competitive, market-based pay practices, performance evaluations and generally includes a combination of base salary, discretionary bonuses and stock options. In setting compensation levels, the Compensation Committee considers data regarding compensation practices from a group of biotechnology and pharmaceutical companies that are believed to be generally comparable to the

Company. The companies comprising this group are not necessarily included within the peer group index reflected in the performance graph illustrated in this proxy statement.
     Base salary is not targeted at any particular level within the group of companies considered. Instead, total salary is determined based on a subjective assessment of the executive’s performance and the Company’s needs. This assessment is based on the duties and responsibilities that we expect each executive to discharge during the current year, the executive’s performance during the previous year, and the executive’s total compensation opportunity.
     Cash incentives for our executive officers are based upon achieving company objectives and individual performance goals, including the qualitative aspects of strategic decisions, the execution of Company initiatives, and successfully meeting significant challenges that face the Company and the biotechnology industry in general. This focus on the quality of management’s decisions takes into account the ability of an executive manager to adapt to unique situations and changing conditions while balancing short-term strategies with long-term objectives. The Compensation Committee believes that this approach will properly reward key executive officers for their leadership in a changing business environment and in making strategic adjustments to our business plans that are in the best interests of EntreMed, Inc., its stockholders, its employees, and the biotech community.
     Cash bonuses are within the discretion of the Compensation Committee and are based, in part, on achieving certain business and financial objectives, including achievement of specific goals that relate to our products, our people, and our program objectives, and the Compensation Committee’s subjective assessment of individual performance during the year.
     For the year ended December 31, 2005, the Compensation Committee recommended the payment of bonuses as set forth in the Summary Compensation Table based on its subjective assessment of such performance-related factors as it deemed appropriate.
     Consistent with its belief that equity ownership by senior management is beneficial in aligning the interests of senior management with those of the stockholders, the Company provides potentially significant long-term incentive opportunities to its senior management through discretionary grants of stock options, thereby emphasizing the potential creation of long-term stockholder value. The Compensation Committee considers stock options effective long-term incentives because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company’s past financial performance and future prospects, an executive officer’s current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of companies. The Compensation Committee also considers recommendations from our President and Chief Executive Officer regarding option grants for members of senior management. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions. The Committee intends to take actions to minimize the Company’s exposure to nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility that the Committee believes to be an important element of the Company’s executive compensation program.
Compensation of the Chief Executive Officer
     James S. Burns has served as our President and Chief Executive Officer since joining EntreMed on June 15, 2004. The compensation paid to Mr. Burns during 2005, his first full year of employment, is consistent with the amounts established in the employment agreement entered into between Mr. Burns and EntreMed, Inc. effective June 15, 2004. Mr. Burns’ initial base salary, incentive compensation targets and initial stock option grant are specified in his employment agreement. The annual base salary may be increased as deemed appropriate by the Committee and Mr. Burns is also eligible for additional stock option grants and other stock-based incentive compensation as permissible under our 2001 Long-Term Incentive Plan. As such, Mr. Burns’ 2005 salary was $372,000, a $12,000 annual increase over his initial annual base salary. The Compensation Committee approved a bonus for 2005 of $160,000 for Mr. Burns. This is the minimum bonus that Mr. Burns is entitled to receive under the terms of his employment agreement if certain personal and company-wide performance goals and objectives are met.
     In March 2005, the Committee approved future awards of up to 150,000 shares of restricted stock to Mr. Burns. The awards of restricted stock only will be made upon the attainment of stock price-based performance milestones. In addition, upon receipt, the awards will be subject to additional vesting requirements. As of December 31, 2005 no shares of restricted stock had been awarded under this agreement. In addition, the Compensation Committee has awarded Mr. Burns options to purchase 200,000 shares of the Company’s common stock. This award is subject to approval by stockholders of amendments to the 2001 Long-Term Incentive plan. The Compensation Committee’s decision with respect to Mr. Burns’ bonus and grant of stock options was based on its subjective assessment of progress made by Mr. Burns in accomplishing specific strategic and operational milestones.
     Mr. Burns’ compensation under his 2004 employment agreement was established based on advice of the executive compensation consultants and executive search advisers engaged by the board of directors. The Compensation Committee believes, based on its experience with respect to compensation practices, that the advice received in 2004 and Mr. Burns’ 2005 compensation, is appropriate and in line with market practices and our compensation policies.
     We believe that the compensation policies described above align the interest of EntreMed’s management and its shareholders by attracting highly qualified executives and motivating them to increase long- and short-term corporate success. We will continue to monitor the effectiveness of EntreMed, Inc.’s compensation programs to ensure that they meet Company’s current and future needs.
By the Compensation Committee:
Mark C. M. Randall, Chairman
Peter S. Knight
Ronald Cape

STOCK PRICE PERFORMANCE PRESENTATION
The following chart compares the cumulative total stockholder return on the Company’s Shares with the cumulative total stockholder return of the NASDAQ Stock Market — U. S. Index, and the NASDAQ Pharmaceuticals Index.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
ENTREMED, INC.	100.000	32.976	3.356	12.956	12.644	7.571
NASDAQ STOCK MARKET — US	100.000	79.321	54.835	81.990	89.227	91.123
NASDAQ PHARMACEUTICALS	100.000	85.228	55.071	80.726	85.982	94.691

(1)	Assumes $100 invested on December 31, 2000 and assumes dividends are reinvested. Measurement points begin with the date of the assumed investment and include the last day of each of the subsequent 5 years through and including December 31, 2005. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, (the “1933 Act”) or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

CERTAIN TRANSACTIONS
     James D. Johnson, our Senior Vice President, is a partner at Kilpatrick, Stockton, which provides certain patent prosecution and certain other legal services to us. We paid approximately $1,180,000 to Kilpatrick, Stockton for these services in 2005. This amount represents less than 5% of Kilpatrick, Stockton’s total revenues for 2005.
     In addition, during 2005 the Company received financial advisory services from Ferghana Partners, Inc., a provider of corporate financial advice to firms in the Life Sciences field. The Company’s chairman also serves as non-executive chairman of Ferghana Partners, Inc. The Company’s chairman and CEO both hold a de minimis ownership interest in Ferghana Partners, Inc. The Company paid approximately $785,000 in fees to Ferghana Partners, Inc. in 2005. This amount represents less than 5% of Ferghana Partners’ total revenues for 2005.
GENERAL
     Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
     The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.
     The Company will provide without charge to each person being solicited by the Proxy Statement, on the written request of any such person, a copy of the Annual Report of the company on Form 10-K for the fiscal year ended December 31, 2005 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS
     The annual meeting of stockholders for the fiscal year ending December 31, 2006 is expected to be held in June 2007 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary, no later than January 6, 2007, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.
     Pursuant to the proxy rules under the 1934 Act, the Company’s stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting will be March 22, 2007. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

By Order of the Board of Directors, Michael M. Tarnow Chairman of the Board

May 2, 2006

ENTREMED, INC.
2001 LONG-TERM INCENTIVE PLAN, AS AMENDED

1.	PURPOSE AND TYPES OF AWARDS
     The purpose of the 2001 Long-Term Incentive Plan (“Plan”) is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best-available persons.
     The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.	DEFINITIONS
     Under this Plan, except where the context otherwise indicates, the following definitions apply:
     (a) “Administrator” shall have the meaning set forth in Section 3(a).
     (b) “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Corporation, either directly or indirectly, and any other entity designated by the Administrator in which the Corporation has a significant interest.
     (c) “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.
     (d) “Board” shall mean the Board of Directors of the Corporation.
     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
     (f) “Common Stock” shall mean shares of common stock of the Corporation, $.01 par value.
     (g) “Corporation” shall mean EntreMed, Inc. and any successor thereto.
     (h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (i) “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used

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herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any business day. In all events, Fair Market Value shall be determined pursuant to a method that complies with Section 409A of the Code.
     (j) “Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.
     (k) “Participants” shall have the meaning set forth in Section 5.
     (l) “Parent” shall mean a corporation, whether nor or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.
     (m) “Performance Goals” shall mean performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Corporation and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.
     (n) “Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.
     (o) “Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Corporation or a Parent or Subsidiary of the Corporation.

3.	ADMINISTRATION
     (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”). Notwithstanding the foregoing, the Administrator may delegate to the Chief Executive Officer of the Corporation the power to administer this Plan and have the full authority of the Administrator hereunder with respect to Awards granted to specified Participants or groups of Participants.
     (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.
     (c) The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, or specify a lower or higher exercise price, or a longer or shorter term, for any substituted Awards than the surrendered Awards,

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or impose any other provisions that are authorized by this Plan (provided however, that, except as provided in Section 7(g)(i) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate, extend, or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award due to termination of any Participant’s employment or other relationship with the Corporation or an Affiliate; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.
     (d) In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Corporation and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. Subject to the provisions of the Plan, the Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.
     (e) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
     (f) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.
     (g) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4.	SHARES AVAILABLE FOR THE PLAN
     (a) Maximum Issuable Shares. Subject to adjustments as provided in Section 7(f), the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 7,250,000 shares of Common Stock. The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f). If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.
     (b) Maximum Awards. Subject to adjustments as provided in Section 7(f) and Section 7(g)(ii), the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year of the Corporation to any one individual under this Plan shall be limited to 250,000.

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5.	PARTICIPATION
     (a) Participation in the Plan shall be open to all persons who are at the time of the grant of an Award employees (including persons who may become employees), officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time. A Participant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Administrator so determines.

6.	AWARDS
     The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement.
     (a) Stock Options. The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation. Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant or at least 110% of Fair Market Value in the case of a Ten-Percent Stockholder, but nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant and such designation is reflected in the Grant Agreement evidencing such stock option.
     (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible Participants Awards of Stock Appreciation Rights (“SARs”). A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, multiplied by (ii) the number of shares covered by the SAR, or portion thereof, which is exercised. Payment by the Corporation of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement. If upon settlement of the exercise of a SAR a Participant is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.
     (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may condition the vesting or payment of Stock Awards on the achievement of one or more Performance Goals), and for such considerations, including no consideration or such minimum consideration as may be required by law, as it shall determine.
     (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible Participants denominated in stock-equivalent units (“Phantom Stock”) in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets. An Award of Phantom Stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the Participant shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock unit solely as a result of the grant of a Phantom Stock unit to the Participant.

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     (e) Performance Awards. The Administrator may, in its discretion, grant performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

7.	MISCELLANEOUS
     (a) Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.
     (b) Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.
     (c) Withholding of Taxes. Participants and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant or holder of an Award. In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.
     (d) Loans. The Corporation or its Affiliate may make or guarantee loans to Participants to assist Participants in exercising Awards and satisfying any withholding tax obligations.
     (e) Transferability. Except as otherwise determined by the Administrator or provided in a Grant Agreement, no Award granted under the Plan shall be transferable by a Participant except by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, during the lifetime of the Participant, the Award may be exercised only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. Except as provided above, the Award may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.
     (f) Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up, stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Administrator may, in its discretion, provide for a substitution for or adjustment in (i) the number and class of shares of Common Stock subject to outstanding Awards, (ii) the exercise price of Stock Options and the base price upon which payments under SARs are determined, (iii) the aggregate number and class of Shares for which Awards thereafter may be made under this Plan, (iv) the maximum number of shares of Common Stock with respect to which a Participant may be granted Awards during the period specified in Section 4(b) hereof.

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     (g) Modification, Substitution of Awards.
          (i) Subject to the terms and conditions of this Plan, the Administrator may modify the terms of any outstanding Awards; provided, however, that no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award.
          (ii) Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Administrator, be granted under this Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Corporation or one of its Affiliates. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Administrator may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted. Such substitute Awards granted hereunder shall not be counted toward the limit imposed by Section 4(b) hereof, except to the extent it is determined by the Administrator that counting such Awards is required in order for Awards hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.
     (h) Foreign Employees. Without amendment of this Plan, the Administrator may grant Awards to Participants who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in this Plan as may in the judgement of the Administrator be necessary or desirable to foster and promote achievement of the purposes of this Plan. The Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Corporation or any of its Affiliates operate or have employees.
     (i) Termination, Amendment and Modification of the Plan. The Board may amend, alter or terminate the Plan, or portion thereof, at any time.
     (j) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement shall confer on an individual any legal or equitable right against the Corporation, any Affiliate or the Administrator, except as expressly provided in the Plan or the Grant Agreement. Nothing in the Plan or in any Grant Agreement thereunder shall (i) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation or any Affiliate; (ii) confer any right on an individual to continue in the service of the Corporation or any Affiliate; or (iii) shall interfere in any way with the right of the Corporation or any Affiliate to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.
     (k) Other Employee Benefits. Except as to plans that by their terms include such amounts as compensation, the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Administrator.
     (l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.
     (m) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware without regard to its conflict of laws principles.

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     (n) Effective Date, Termination Date. The Plan is effective as of May 14, 2001, the date on which the Plan was adopted by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date. No Award shall be granted under the Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.
     (m) Section 409 A. Effective January 1, 2005 and notwithstanding any other provision of this Plan to the contrary, to the extent any Award (or modification of an Award) under this Plan results in the deferral of compensation (for purposes of Section 409A of the Code), the terms and conditions of the Award shall comply with Section 409A of the Code.
Approved by the Stockholders: June 15, 2001
Date Amendment No. 1 Approved by Stockholders: June 6, 2002
Date Amendment No. 2 Approved by Stockholders: June 18, 2003
Date Amendment No. 3 Approved by Stockholders: June 16, 2004
Date Amendment No. 4 Approved by Stockholders: July 28, 2005
Date Amendment No. 4 Approved by Stockholders: June    , 2006

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